UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 22, 2014, Frank A. (Terry) Savage and Mathew M. Pendo were appointed to the Board of Directors of SUPERVALU INC. (“SUPERVALU” or the “Company”), effective April 24, 2014.  Mr. Savage and Mr. Pendo were both appointed to the Board of Directors as designees of Symphony Investors LLC (“Symphony Investors”), an investor consortium led by Cerberus Capital Management L.P. (“Cerberus”), under the terms of the Tender Offer Agreement dated January 10, 2013 (the “Tender Offer Agreement”) by and between SUPERVALU, Symphony Investors and Cerberus.  Mr. Savage and Mr. Pendo were appointed to fill the vacancies on the Board of Directors created by the resignations of Mark Neporent and Lenard Tessler from the Board of Directors on March 6, 2014. Under the terms of the Tender Offer Agreement, Symphony Investors had the right to designate replacements for Mr. Neporent and Mr. Tessler.

Mr. Savage, 66, has been a senior advisor to investment banking firm Lazard Ltd. (“Lazard”) since January 1, 2014 and served as Vice Chairman of U.S. Investment Banking at Lazard from 2009 to December 31, 2013.  He was the Co-Head of Lazard’s Restructuring Group from June 1999 to December 31, 2013 and also served on Lazard’s Deputy Chairman Committee from 2006 to December 2013.  Prior to joining Lazard, Mr. Savage served as Co-Head of the Restructuring Practice at investment banking firm BT Alex. Brown Inc. and before that was the Head of the Restructuring Group at investment bank UBS AG.  Mr. Savage holds a degree from the University of Pennsylvania’s Wharton School of Business.

Mr. Pendo, 50, has served as a Managing Director at Sandler O’Neill Partners, an investment banking boutique focused on the financial services industry, since September 2013.  Prior to joining Sandler O’Neill Partners, Mr. Pendo served as the Chief Investment Officer for the Troubled Asset Relief Program (“TARP”) at the U.S. Department of the Treasury from November 2010 until March 2013.  He previously served as Managing Director Investment Banking for Barclays Capital from 2003 until October 2010, where he served as Co-Head of the Industrials Group and the U.S. Investment Banking Group. Mr. Pendo is currently a member of the Board of Directors of Ally Financial Inc., a bank holding company focused on the auto finance and online banking industries. Mr. Pendo holds a Bachelor of Arts in Economics from Princeton University and received a Distinguished Service Award from the U.S. Department of Treasury for his work overseeing TARP’s investment activities.

The Board determined that Mr. Savage and Mr. Pendo are each independent directors under the New York Stock Exchange listing standards. The Board now has eleven members, nine of whom are independent directors under the New York Stock Exchange listing standards.

On April 24, 2014, the Company issued a News Release announcing the appointment of Mr. Savage and Mr. Pendo. A copy of the News Release issued by the Company is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	News Release of SUPERVALU INC., dated April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2014

SUPERVALU INC.

	By:	/s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release of SUPERVALU INC., dated April 24, 2014